EXHIBIT 10.27
AMENDMENT 2
QUOTA SHARE REINSURANCE TREATY
ATTACHING JANUARY 1, 2006 BY AND BETWEEN
AMERICAN HALLMARK INSURANCE COMPANY (AHIC) AND
PHOENIX INDEMNITY INSURANCE COMPANY (PIIC) AND
GULF STATES INSURANCE COMPANY (GSIC)
The parties hereby agree to amend ARTICLE 2 — SUBJECT BUSINESS of the quota share reinsurance treaty as follows:
ARTICLE 2 — SUBJECT BUSINESS
     This agreement shall apply to all insurance business in force of AHIC, PIIC, and GSIC at the Attachment Date and all insurance business written thereafter by AHIC, PIIC, and GSIC (the “Subject Business”) with the exception of direct business written by PIIC in the State of Florida.

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

Date:	6-22-06	By:	/s/ Kevin T. Kasutz
		Name:	Kevin T. Kasutz
		Title:	President

PHOENIX INDEMNITY INSURANCE COMPANY

Date:	6-22-06	By:	/s/ Brookland Davis
		Name:	Brookland Davis
		Title:	President

GULF STATES INSURANCE COMPANY

Date:	6/22/06	By:	/s/ Donald E. Meyer
		Name:	Donald E. Meyer
		Title:	President